                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  July 8, 1998

                          ALLIED DEVICES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    NEVADA                           0-24012                    13-3087510
----------------                 ----------------          ---------------------
(State or other                     (Commission              (I.R.S. Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)


2365 MILBURN AVENUE, BALDWIN, NEW YORK                                 11510
----------------------------------------                            ------------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (516) 223-9100
                                                   ----------------

                                (Not Applicable)
          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

         This amended report is being filed on Form 8-K/A to amend a Report on Form 8-K dated July 8, 1998, filed with the Commission on July 23, 1998. This Amendment No. 1 is filed to provide audited financial statements of the business acquired and the pro forma financial information of the Company reflecting the acquisition of Atlantic Precision Products, Inc., a Maine corporation, by a wholly owned subsidiary of the Registrant (APPI, Inc., a Delaware corporation). All defined terms used herein will have the meanings given to them in the previously filed Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (a) Financial statements of business acquired:

         1. The audited balance sheets of Atlantic as of December 31, 1997 and 1996, and the related statements of income and retained earnings and cash flows for the years then ended, respectively, are included herein.

         2. The unaudited balance sheets of Atlantic as of June 30, 1998 and 1997, and the related statements of income and retained earnings and cash flows for the six months then ended, respectively, are included herein.

         (b) Pro forma financial information:

         The unaudited pro forma condensed consolidated statements of operations of the Company, which assume that the acquisition took place on October 1, 1996, for the year ended September 30, 1997, and on October
1, 1997, for the nine months ended June 30, 1998, and the notes thereto, are included herein. The pro forma condensed consolidated balance sheet of the Company as of June 30, 1998, which reflects the acquisition of Atlantic, is also included herein.

         (c) Exhibits:

         The exhibits required to be filed as part of this Amendment No.1 on Form 8K/A to the Current Report on Form 8-K are listed in the attached Index to Exhibits.

                         ATLANTIC PRECISION PRODUCTS, INC.

                               FINANCIAL STATEMENTS
                                       AND
                             SUPPLEMENTARY INFORMATION
                            DECEMBER 31, 1997 AND 1996

TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

INDEPENDENT AUDITORS' REPORT.........................................      1


FINANCIAL STATEMENTS

      Balance Sheets.................................................      2

      Statements of Income and Retained Earnings.....................      3

      Statements of Cash Flows.......................................      4

      Notes to Financial Statements..................................      5


SUPPLEMENTARY INFORMATION

      Schedules of Manufacturing Overhead............................      9

      Schedules of Selling and Administrative Expenses...............      9

                             SIMENSKY AND THOMSON
                          CERTIFIED PUBLIC ACCOUNTANTS
                           A PROFESSIONAL ASSOCIATION
                         268 MAIN STREET, P.O. BOX 760
                             SACO, MAINE 04072-0760

                                                                       TELEPHONE
                                                                  (207) 284-4841
                                                                  (207) 883-2852
                                                              FAX (207) 282-8857

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Atlantic Precision Products, Inc.
Biddeford, Maine

We have audited the accompanying balance sheets of Atlantic Precision Products, Inc. as of December 31, 1997 and 1996, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Precision Products, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of manufacturing overhead and selling and administrative expenses on page nine are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.






June 23, 1998

                         ATLANTIC PRECISION PRODUCTS, INC.

                                  BALANCE SHEETS
                            DECEMBER 31, 1997 AND 1996

                                                        1997            1996
                                                     ----------      ----------
                                     ASSETS
CURRENT ASSETS
Cash                                                 $  910,703      $  599,228
Accounts Receivable                                     660,778         419,086
Mortgage Receivable                                      52,000          46,800
Inventory                                               851,294         607,167
Prepaid Expense                                                          33,444
                                                     ----------      ----------
     TOTAL CURRENT ASSETS                             2,474,775       1,705,725

FIXED ASSETS
Machinery and Equipment                               6,763,644       5,237,052
Office Equipment                                        327,797         238,705
Motor Vehicles                                          186,133         195,286
Leasehold Improvements                                  303,290         164,271
                                                     ----------      ----------

                                                      7,580,864       5,835,314
LESS - Accumulated Depreciation                       4,613,789       3,844,466
                                                     ----------      ----------

     NET FIXED ASSETS                                 2,967,075       1,990,848

OTHER ASSETS                                             95,701         147,508
                                                     ----------      ----------

     TOTAL ASSETS                                    $5,537,551      $3,844,081
                                                     ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable                                     $1,139,135         468,782
Current Portion of Long-Term Debt                       393,486         410,000
                                                     ----------      ----------

     TOTAL CURRENT LIABILITIES                        1,532,621         878,782

LONG-TERM LIABILITIES
Long-Term Debt, Net of Current Portion                1,176,523         637,435
                                                     ----------      ----------
     TOTAL LONG-TERM LIABILITIES                      1,176,523         637,435
                                                     ----------      ----------

     TOTAL LIABILITIES                                2,709,144       1,516,217

STOCKHOLDERS' EQUITY
Common Stock                                              2,000           2,000
Capital in Excess of Par                                 80,863          80,863
Retained Earnings                                     3,247,044       2,746,501
                                                     ----------      ----------

                                                      3,329,907       2,829,364

LESS - Treasury Stock                                   501,500         501,500
                                                     ----------      ----------

         TOTAL STOCKHOLDERS' EQUITY                   2,828,407       2,327,864
                                                     ----------      ----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $5,537,551      $3,844,081
                                                     ==========      ==========

                     See Accompanying Notes and Accountants' Report

                           ATLANTIC PRECISION PRODUCTS, INC.

                      STATEMENTS OF INCOME AND RETAINED EARNINGS
                        YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                        1997            1996
                                                     ----------      ----------
NET SALES                                            $9,439,346      $6,710,332

COST OF SALES
Inventory - Beginning of Year                           607,167         525,072
Materials                                             1,692,796       1,092,208
Direct and Indirect Labor                             1,844,370       1,516,486
Manufacturing Overhead                                2,780,900       2,017,977
                                                     ----------      ----------
   COST OF GOODS AVAILABLE FOR SALE                   6,925,233       5,151,743
Less Inventory - End of Year                            851,294         607,167
                                                     ----------      ----------
         COST OF GOODS SOLD                           6,073,939       4,544,576
                                                     ----------      ----------

         GROSS MARGIN                                 3,365,407       2,165,756

Selling and Administrative Expenses                     804,145         686,564
                                                     ----------      ----------

         OPERATING INCOME                             2,561,262       1,479,192

OTHER INCOME (EXPENSE)
Other Income                                                954           1,074
Other Expense                                            (2,887)
Interest Income                                          48,531          15,966
Interest Expense                                       (109,411)        (93,612)
                                                     ----------      ----------
         TOTAL OTHER INCOME (EXPENSE)                   (62,813)        (76,572)
                                                     ----------      ----------

         INCOME BEFORE INCOME TAXES                   2,498,449       1,402,620

         STATE INCOME TAXES                              53,087          21,725
                                                     ----------      ----------

         NET INCOME                                   2,445,362       1,380,895

Retained Earnings - Beginning of Year                 2,746,501       2,185,403

Less - Distributions to Stockholders                 (1,944,819)       (819,797)
                                                     ----------      ----------

Retained Earnings - End of Year                      $3,247,044      $2,746,501
                                                     ==========      ==========

                   See Accompanying Notes and Accountants' Report

                         ATLANTIC PRECISION PRODUCTS, INC.

                             STATEMENTS OF CASH FLOWS
                      YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                        1997           1996
                                                                                     ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                                                       $2,445,362     $1,380,895
    Adjustments to Reconcile Net Income to Net Cash
        Provided by Operating Activities
           Depreciation and Other Non Cash Expenses                                     807,803        711,462
    Change in Assets and Liabilities
        (Increase) Decrease in Accounts Receivable                                     (241,692)      (160,381)
        (Increase) Decrease in Merchandise Inventory                                   (244,127)       (82,095)
        (Increase) Decrease in Prepaid Expense                                           33,444          5,805
        Increase (Decrease) in Accounts Payable                                         670,353        103,923
                                                                                     ----------     ----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                         3,471,143      1,959,609

CASH FLOWS FROM INVESTING ACTIVITIES

    Capital Expenditures                                                             (1,781,910)      (953,873)
    (Increase) Decrease in Cash Surrender Value of Life Insurance                        (2,301)        (8,620)
                                                                                     ----------     ----------
           NET CASH (USED) BY INVESTING ACTIVITIES                                   (1,784,211)      (962,493)

CASH FLOWS FROM FINANCING ACTIVITIES
    Principal Receipts - Mortgage and Notes                                           1,396,788        882,017
    Principal Payments - Notes                                                         (827,426)      (620,203)
    Stockholders' Distributions                                                      (1,944,819)      (819,797)
                                                                                     ----------     ----------
           NET CASH (USED) BY FINANCING ACTIVITIES                                   (1,375,457)      (557,983)
                                                                                     ----------     ----------

           NET INCREASE IN CASH                                                         311,475        439,133

           CASH AT BEGINNING OF YEAR                                                    599,228        160,095
                                                                                     ----------     ----------

           CASH AT END OF YEAR                                                       $  910,703     $  599,228
                                                                                     ==========     ==========

                        Supplemental Disclosures of Cash Flows
                            Cash Paid During the Year for:

                                                1997         1996
                                                ----         ----
                        Interest              $109,411      $93,612
                        Income Taxes            61,236          456

                     See Accompanying Notes and Accountants' Report

                         ATLANTIC PRECISION PRODUCTS, INC.

                           NOTES TO FINANCIAL STATEMENTS
                       YEARS ENDED DECEMBER 31, 1997 AND 1996

NOTE 1     -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               ORGANIZATION

               Atlantic Precision Products, Inc. was incorporated on May 19, 1962 in the State of Maine. The company has authorized and issued 4,000 shares of No Par Stock and is owned 100% by Mr. Robert Martin as of December 1, 1996. The Company's principal business activities are machining metal products in Biddeford and Windham, Maine.

               ACCOUNTING RECORDS

               The accompanying financial statements have been prepared on the accrual basis of accounting.

               ACCOUNTS RECEIVABLE

               Accounts Receivable are stated at net realizable value. The allowance for doubtful accounts is $0 for both 1997 and 1996.

               INVENTORIES

               Inventories are stated at the lower of cost or market and consist of the following:

                                                       1997            1996
                                                       ----            ----
                   Raw Materials                     $   60,189      $   78,613
                   Work in Process                      374,972         190,710
                   Supplies                              50,722          50,263
                   Finished Goods                       365,411         287,581
                                                     ----------      ----------
                                                     $  851,294      $  607,167
                                                     ==========      ==========

               FIXED ASSETS

               Fixed Assets are recorded at cost. Depreciation is provided over their estimated useful lives using declining-balance and straight-line methods.

               INCOME TAXES

               The Company elected to be treated as an S corporation effective April 1, 1988; therefore, the Company is not assessed Federal and Maine income taxes on its earnings. However, the Company has sales in states that assess taxes on S corporations. State income taxes consist of the following:

                                         1997            1996
                                         ----            ----
                   Massachusetts        $  50,449       $  18,512
                   California                 800
                   Connecticut                627             250
                   New Hampshire              661           2,456
                   Pennsylvania               300
                   Rhode Island               250             250
                   Vermont                      0             257
                                        ---------       ---------
                                        $  53,087       $  21,725
                                        =========       =========

                                  - CONTINUED -

                        ATLANTIC PRECISION PRODUCTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                      YEARS ENDED DECEMBER 31, 1997 AND 1996
                                  - CONTINUED -

NOTE 1     -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2    -    LONG-TERM DEBT

                                                                                         1997               1996
                                                                                         ----               ----
Long-Term Debt consists of the following:

               8.5% Note Payable to Key Bank of Maine in monthly payments of
               $11,111 plus interest through February 6, 1999,
               secured by all assets of Atlantic Precision Products, Inc.           $                      $288,889

               7.5834%  (7.37% in 1996)  Note  Payable to Key Bank of Maine
               on  an  Industrial  Revenue  Bond  in  monthly  payments  of
               $3,600 for principal and interest                                          165,185           194,759

               8.5% Note Payable to Key Bank of Maine in monthly principal payments of $8,750 plus interest through March 31, 1999,
               secured by all assets of Atlantic Precision Products, Inc.                                   245,000

               8.55%  Note  Payable  to  Key  Bank  in  monthly   principal
               payments  of $8,334  plus  interest  through  April 6, 2002,
               secured by all assets of Atlantic Precision Products, Inc.                 424,994

               8.43%  Note  Payable  to  Key  Bank  in  monthly   principal
               payments  of $9,167  plus  interest  through  July 1,  2002,
               secured by all assets of Atlantic Precision Products, Inc.                 504,165

               8.06% Note Payable to Key Bank of Maine in monthly principal payments of $5,000 plus interest through December 3, 2002,
               secured by all assets of Atlantic Precision Products, Inc.                 300,000

               9% note  payable  to Carl  Martin  in  monthly  payments  of
               $5,514 through January 1998                                                  5,474            68,058

                                  - CONTINUED -

                         ATLANTIC PRECISION PRODUCTS, INC.

                           NOTES TO FINANCIAL STATEMENTS
                       YEARS ENDED DECEMBER 31, 1997 AND 1996
                                  - CONTINUED -

NOTE2     -    LONG-TERM DEBT Continued

                                                                                         1997             1996
                                                                                         ----             ----
               10% note  payable to Robert  Martin in monthly  payments  of
               $5,312 through October 1999                                                106,369           156,705

               10% note  payable to Lester  Martin in monthly  payments  of
               $3,187through October 1999                                                  63,822            94,024
                                                                                       ----------        ----------
                                                                                        1,570,009         1,047,435
               LESS - Current Portion                                                     393,486           410,000
                                                                                       ----------        ----------

                   LONGTERM DEBT                                                       $1,176,523        $  637,435
                                                                                       ==========        ==========

              The estimated principal payments due over the next five years are as follows:

                       YEAR                             AMOUNT
                       ----                             ------
                       Year 1                        $    393,486
                       Year 2                             383,202
                       Year 3                             305,012
                       Year 4                             304,012
                       Year 5                             184,297
                                                     ------------
                                                     $  1,570,009
                                                     ------------
                                                     ------------

NOTE 3     -  OTHER ASSETS

                                                                                         1997               1996
                                                                                         ----               ----
              Mortgage Receivable - Robert and Lester Martin on
                the building portion represented by the bond.  The
                Company rents its new premises on a net lease                          $  100,084         $ 146,872
              Cash Surrender Value - Life Insurance                                        46,149            43,848
              Loan Commitment Fees                                                                            1,412
              Prepaid Interest - Construction Loan                                          1,468             2,176
                                                                                       ----------         ---------
                                                                                          147,701           194,308
              LESS - Current Amounts of Mortgage Receivable                                52,000            46,800
                                                                                       ----------         ---------
                                                                                       $   95,701         $ 147,508
                                                                                       ==========         =========

NOTE 4     -  TREASURY STOCK

              In January of 1988 the company redeemed all of the stock owned by Carl Martin for $500,000. A cash payment of $50,000 was made plus the transfer of a vehicle; the transfer of the cash surrender value of an officer's life insurance policy; and the combination of an existing note of $22,146 leaving a 10 year 9% note for $435,295 to be amortized monthly.

                                   -CONTINUED-

                         ATLANTIC PRECISION PRODUCTS INC.

                           NOTES TO FINANCIAL STATEMENTS
                       YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   - CONTINUED -

NOTE 5     -  RETAINED EARNINGS

                                                                1997             1996
                                                                ----             ----
              Retained Earnings consist of the following:

              Retaining Earnings Prior to "S" Election       $   775,052       $   775,052
              Undistributed "S" Earnings                       2,471,992         1,971,449
                                                             -----------       -----------
                                                             $ 3,247,044       $ 2,746,501
                                                             ===========       ===========

NOTE 6    -   RELATED PARTY TRANSACTIONS

              The Company rents its Biddeford premises on a net lease from Robert and Lester Martin for $108,000. The Company also rents its Windham premises on a net lease from Robert Martin for $100,000. The Company owes Mr. Robert Martin $106,369 and Mr. Lester Martin $63,822 in 10% notes that amortize monthly until October 1999. The proceeds of these loans were used to purchase new equipment in 1994. Robert and Lester Martin owe the Company $100,084 on a mortgage that amortizes monthly until 1999.

NOTE 7    -   COMPENSATED ABSENCES

              Employees of the company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service and other factors. There is no liability for compensated absences because none are owed to employees at year end.

NOTE 8     -  401K PLAN

              On February 1, 1995 the company instituted a 401k savings and retirement plan. All employees are eligible to participate in the plan if they have completed one year of service and attained age 21 as of February 1, 1995. The employee contributes from 2% to 15% of compensation up to IRS limitations to the plan and the company matches the participating contribution not to exceed 6% of compensation.

NOTE 9     -  C0NCENTRATION OF CREDIT RISK

              At December 31, 1997, the Company had $910,703 on deposit with Key Bank of Maine. The Federal Deposit Insurance Corporation insures depositors for the first $100,000 in any one bank.

NOTE 10  -    SUBSEQUENT EVENT

              The company has received a letter of intent dated May 21, 1998, to purchase its business. The company is presently in the due diligence phase.

                         ATLANTIC PRECISION PRODUCTS, INC.

                        SCHEDULES OF MANUFACTURING OVERHEAD
                       AND SELLING AND ADMINISTRATIVE EXPENSES
                        YEARS ENDED DECEMBER 31, 1997AND 1996

                                                                1997              1996
                                                             -----------        ----------
MANUFACTURING OVERHEAD
Depreciation                                                 $   805,683        $  708,596
Equipment Rental                                                   4,185             7,117
Fringe Benefits                                                  203,093           185,578
Group Insurance                                                  100,664           107,864
Occupancy and Utilities                                          456,332           259,002
Shop Supplies                                                    444,884           384,209
Subcontracts                                                     766,059           365,611
                                                             -----------        ----------

     TOTAL MANUFACTURING OVERHEAD                            $ 2,780,900        $2,017,977
                                                             ===========        ==========


SELLING AND ADMINISTRATIVE EXPENSES
Auto and Travel Expense                                      $    34,080        $   27,038
Commissions Paid                                                  41,700            43,595
Fringe Benefits                                                   60,990            50,134
Insurance                                                         53,331            58,307
Office and Administrative Expense                                 64,491            57,325
Professional Fees                                                 23,352            19,523
Salaries and Wages                                               496,324           407,300
Telephone                                                         23,014            18,969
Taxes                                                              5,518             3,293
Other                                                              1,345             1,080
                                                             -----------        ----------

         TOTAL SELLING AND ADMINISTRATIVE EXPENSE            $   804,145        $  686,564
                                                             ===========        ==========

                                 See Accompanying Notes

                        ATLANTIC PRECISION PRODUCTS, INC.

                               FINANCIAL STATEMENTS
                                      AND
                            SUPPLEMENTARY INFORMATION
                      SIX MONTHS ENDED JUNE 30, 1998 AND 1997

TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

INDEPENDENT ACCOUNTANTS' REVIEW REPORT...............................      1


FINANCIAL STATEMENTS

      Balance Sheets.................................................      2

      Statements of Income and Retained Earnings.....................      3

      Statements of Cash Flows.......................................      4

      Notes to Financial Statements..................................      5


SUPPLEMENTARY INFORMATION

      Schedules of Manufacturing Overhead............................      9

      Schedules of Selling and Administrative Expenses...............      9

                               SIMENSKY AND THOMSON
                           CERTIFIED PUBLIC ACCOUNTANTS
                             A PROFESSIONAL ASSOCIATION
                           268 MAIN STREET, P.O. BOX 760
                               SACO, MAINE 04072-0760

                                                                       TELEPHONE
                                                                  (207) 284-4841
                                                                  (207) 883-2852
                                                              FAX (207) 282-8857


                      INDEPENDENT ACCOUNTANTS' REVIEW REPORT

Board of Directors
Atlantic Precision Products, Inc.
Biddeford, Maine 04005

We have reviewed the accompanying balance sheets of Atlantic Precision Products, Inc. as of June 30, 1998 and 1997, and the related statements of income, retained earnings and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Atlantic Precision Products, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Our reviews were made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying schedules of manufacturing overhead and selling and administrative expenses is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements and we are not aware of any material modifications that should be made thereto.

July 15, 1998

                         ATLANTIC PRECISION PRODUCTS, INC.

                                  BALANCE SHEETS
                              JUNE 30, 1998 AND 1997

                                                           1998                1997
                                                        ------------       ------------
                                     ASSETS
CURRENT ASSETS
Cash                                                    $     485,313      $     958,683
Accounts Receivable                                           576,604            893,163
Mortgage Receivable                                            52,000             46,800
Merchandise Inventory                                       1,200,597            742,346
Prepaid Expense                                                21,450             36,402
                                                        -------------      -------------
    TOTAL CURRENT ASSETS                                    2,335,964          2,677,394

FIXED ASSETS

Machinery and Equipment                                     6,924,549          6,292,946
Office Equipment                                              339,452            263,999
Motor Vehicles                                                124,085            167,060
Leasehold Improvements                                        310,145            195,930
                                                        -------------      -------------
                                                            7,698,231          6,919,935

LESS - Accumulated Depreciation                             5,026,336          4,196,269
                                                        -------------      -------------
    NET FIXED ASSETS                                        2,671,895          2,723,666

OTHER ASSETS                                                   77,643            125,594
                                                        -------------      -------------

       TOTAL ASSETS                                     $   5,085,502      $   5,526,654
                                                        =============      =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable                                        $     309,393      $    944,624
Current Portion of Long-Term Debt                             423,726           485,779
                                                        -------------      ------------
 TOTAL CURRENT LIABILITIES                                    733,119         1,430,403

LONG-TERM LIABILITIES

Long Term Debt, Net of Current Portion `                    1,087,827            833,039
                                                        -------------      -------------
 TOTAL LONG-TERM LIABILITIES                                1,087,827            833,039
                                                        -------------      -------------

 TOTAL LIABILITIES                                          1,820,946          2,263,442

STOCKHOLDERS' EQUITY

Common Stock                                                    2,000              2,000
Capital in Excess of Par                                       80,863             80,863
Retained Earnings                                           3,683,193          3,681,849
                                                        -------------      -------------
                                                           3,766,056           3,764,712

LESS - Treasury Stock                                         501,500            501,500
                                                        -------------      -------------
 TOTAL STOCKHOLDERS' EQUITY                                 3,264,556          3,263,212
                                                        -------------      -------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $   5,085,502      $   5,526,654
                                                        =============      =============

                        See Accompanying Notes and Accountants' Report

                         ATLANTIC PRECISION PRODUCTS, INC.

                    STATEMENTS OF INCOME AND RETAINED EARNINGS
                      SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                                            1998               1997
                                                        -------------      -------------
NET SALES                                               $   4,073,624      $   4,886,323

LESS - COST OF SALES
Merchandise Inventory - Beginning of Year                     851,294            607,167
ADD
Materials                                                     623,100            941,818
Direct and Indirect Labor                                     822,719            903,031
Manufacturing Overhead                                      1,240,392          1,277,255
                                                        -------------      -------------
       COST OF GOODS AVAILABLE FOR SALE                     3,537,505          3,729,271

LESS
Merchandise Inventory - End of Period                       1,200,597            742,346
                                                        -------------      -------------
COST OF GOODS SOLD                                          2,336,908          2,986,925
                                                        -------------      -------------

       GROSS MARGIN                                         1,736,716          1,899,398
LESS
Selling and Administrative Expenses                           520,741            360,543
                                                        -------------      -------------
       OPERATING INCOME                                     1,215,975          1,538,855

OTHER INCOME (EXPENSE)
Other Income                                                   23,101                576
Other Expense                                                 (14,738)            (2,355)
Interest Income                                                10,593             17,759
Interest Expense                                              (58,430)           (41,189)
                                                        -------------      -------------
       TOTAL OTHER INCOME (EXPENSE)                           (39,474)           (25,209)
                                                        -------------      -------------

       INCOME BEFORE INCOME TAXES                           1,176,501          1,513,646

State Income Taxes                                             23,174             30,000
                                                        -------------      -------------
       NET INCOME                                           1,153,327          1,483,646

Retained Earnings - Beginning of Year                       3,247,044          2,746,501

Less - Distributions to Stockholders                         (717,178)          (548,298)
                                                        -------------      -------------

Retained Earnings - End of Period                       $   3,683,193      $   3,681,849
                                                        =============      =============

                    See Accompanying Notes and Accountants' Report

                             ATLANTIC PRECISION PRODUCTS, INC.

                                  STATEMENTS OF CASH FLOWS
                           SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                                            1998               1997
                                                        -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                          $   1,153,327      $   1,483,646
    Adjustments to Reconcile Net Income to Net Cash
        Provided by Operating Activities
           Depreciation and Other Non-Cash Expenses           437,756            391,432
    Change in Assets and Liabilities
        (Increase) Decrease in Accounts Receivable             84,174           (474,077)
        (Increase) Decrease in Merchandise Inventory         (349,303)          (135,179)
        (Increase) Decrease in Prepaid Expense                (21,450)            (2,958)
        Increase (Decrease) in Accounts Payable              (829,742)           475,842
                                                        -------------      -------------
           NET CASH PROVIDED BY OPERATING ACTIVITIES          474,762          1,738,706

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital Expenditures                                     (141,109)        (1,122,817)
    (Increase) Decrease in Cash Surrender Value of
      Life Insurance                                           (8,702)            (2,301)
                                                        -------------      -------------
           NET CASH (USED) BY INVESTING ACTIVITIES           (149,811)        (1,125,118)

CASH FLOWS FROM FINANCING ACTIVITIES
    Principal Receipts - Mortgage and Notes Receivable        166,293            522,782
    Principal Payments                                       (199,456)          (228,617)
    Shareholders' Distributions                              (717,178)          (548,298)
                                                        -------------      -------------
           NET CASH (USED) BY FINANCING ACTIVITIES           (750,341)          (254,133)
                                                        -------------      -------------

           NET INCREASE (DECREASE) IN CASH                   (425,390)           359,455

           CASH AT BEGINNING OF YEAR                          910,703            599,228
                                                        -------------      -------------

           CASH AT END OF PERIOD                        $     485,313      $     958,683
                                                        =============      =============

                         Supplemental Disclosures of Cash Flow
                            Cash Paid During the Period for:

                                              1998            1997
                                              ----            ----
                         Interest            $58,430         $41,189
                         Income Taxes         23,174               0


                     See Accompanying Notes and Accountants' Report

                            ATLANTIC PRECISION PRODUCTS, INC.

                              NOTES TO FINANCIAL STATEMENTS
                          SIX MONTHS ENDED JUNE 30, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLCIIES

           ORGANIZATION

           Atlantic Precision Products, Inc. was incorporated on May 19, 1962 in the State of Maine. The company has authorized and issued 4,000 shares of No Par Stock and is owned 100% by Mr. Robert Martin as of December 1, 1996. The company's principal business activities are machining metal products in Biddeford and Windham, Maine.

           ACCOUNTING RECORDS

           The accompanying financial statements have been prepared on the accrual basis of accounting.

           ACCOUNTS RECEIVABLE

           Accounts Receivable are stated at net realizable value. The allowance for doubtful accounts is $0 for both 1998 and 1997.

           INVENTORIES

           Inventories are stated at the lower of cost or market and consist of the following:

                                          1998                1997
                                          ----                ----

              Raw Materials            $     72,923       $     59,774
              Work in Process               503,569            361,767
              Supplies                       60,971             26,017
              Finished Goods                563,134            294,788
                                       ------------       ------------
                                       $  1,200,597       $    742,346
                                       ============       ============

           FIXED ASSETS

           Fixed Assets are recorded at cost. Depreciation is provided over their estimated useful lives using declining-balance and straight-line methods.

           INCOME TAXES

           The Company elected to be treated as an S corporation effective April 1, 1988; therefore, the Company is not assessed Federal and Maine income taxes on its earnings. However, the Company has sales in states that assess taxes on S corporations. State income taxes consist of the following:

                                                  1998           1997
                                                  ----           ----

               Estimated State Income Taxes    $    23,174     $   30,000


                                    - Continued -

                         ATLANTIC PRECISION PRODUCTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                       SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   - Continued -

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Continued

           USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - LONG-TERM DEBT

                                                                                      1998               1997
                                                                                      ----               ----
Long-Term Debt consists of the following:

              8.5% Note Payable to Key Bank in monthly principal payments of
              $11,111 plus interest through February 6, 1999, secured by all
              assets of Atlantic Precision Products, Inc.                        $                    $   222,222

              7.5834% Note Payable to Key Bank on an Industrial
              Revenue Bond in monthly payments of $3,600 for principal and
              interest                                                                 149,587            180,169

              8.5% Note Payable to Key Bank in monthly principal payments of
              $8,750 plus interest through March 31, 1999, secured by all assets
              of Atlantic Precision Products, Inc.                                                        192,500

              8.55% Note Payable to Key Bank in monthly principal payments of
              $8,334 plus interest through April 6, 2002, secured by all assets
              of Atlantic Precision Products, Inc.                                     374,990            474,998

              8.43% Note Payable to Key Bank in monthly principal payments of
              $9,167 plus interest through July 1, 2002, secured by all assets
              of Atlantic Precision Products, Inc.                                     449,163

              8.06% Note Payable to Key Bank of Maine in monthly principal payments of $5,000 plus interest through December 3, 2002, secured
              by all assets of Atlantic Precision Products, Inc.                       270,000

              7.98% Note Payable to Key Bank of Maine in monthly principal payments of $2,350 plus interest through June 9, 2003, secured by
              all assets of Atlantic Precision Products, Inc.                          141,000

                                  - Continued-

                         ATLANTIC PRECISION PRODUCTS INC.

                           NOTES TO FINANCIAL STATEMENTS
                      SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   - Continued -

NOTE 2   -    LONG-TERM DEBT Continued

              9% note  payable to Carl  Martin in monthly  payments  of
              $5,514 through January 1998                                                                    37,467

              10% note payable to Robert Martin in monthly payments of
              $5,312 through October 1999                                                  79,258           132,164

              10% note  payable to Lester  Martin in  monthly  payments
              of $3,187 through October 1999                                               47,555            79,298
                                                                                       ----------         ---------
                                                                                        1,511,553         1,318,818
              LESS - Current Portion                                                      423,726           485,779
                                                                                       ----------         ---------

              LONG-TERM DEBT                                                           $1,087,827        $  833,039
                                                                                       ==========        ==========

              The estimated principal payments due over the next five years are as follows:

                  YEAR                                  AMOUNT
                  ----                                  ------
                  Year 1                              $    423,726
                  Year 2                                   275,511
                  Year 3                                   334,212
                  Year 4                                   283,170
                  Year 5                                   194,934
                                                      ------------
                                                      $  1,511,553
                                                      ============


NOTE 3 - OTHER ASSETS

                                                                                  1998           1997
                                                                                  ----           ----
        Mortgage Receivable - Robert and Lester Martin own the building portion represented by the bond.

          The Company rents its new premises on a net lease.                   $    74,791    $   124,090
        Loan Commitment Fees                                                                          333
        Prepaid Interest - Construction Loan                                                        1,822
        Cash Surrender Value - Life Insurance                                       54,852         46,149
                                                                               -----------    -----------
                                                                                   129,643        172,394
        LESS - Current Amounts of Mortgage Receivable                               52,000         46,800
                                                                               -----------    -----------
                                                                               $    77,643    $   125,594
                                                                               ===========    ===========

NOTE 4 - TREASURY STOCK

         In January of 1988 the company redeemed all of the stock owned by Carl Martin for $500,000. A cash payment of $50,000 was made plus the transfer of a vehicle; the transfer of the cash surrender value of an officer's life insurance policy; and the combination of an existing note of $22,146 leaving a 10 year 9% note for $435,295 to be amortized monthly.

                                  -Continued-

                         ATLANTIC PRECISION PRODUCTS INC.

                          NOTES TO FINANCIAL STATEMENTS
                      SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                 - Continued -

NOTE 5 - RETAINED EARNINGS

                                                          1998       1997
                                                          ----       ----
         Retained Earnings consist of the following:

         Retaining Earnings Prior to "S" Election      $  775,052  $  775,052
         Undistributed "S" Earnings                     2,908,141   2,906,797
                                                       ----------  ----------
                                                       $3,683,193  $3,681,849
                                                       =========== ==========

NOTE 6 - RELATED PARTY TRANSACTIONS

         The Company rents its Biddeford premises on a net lease from Robert and Lester Martin for $108,000. The Company also rents its Windham premises on a net lease from R. Martin Properties LLC for $100,000. The Company owes Mr. Robert Martin $79,258 and Mr. Lester Martin $47,555 in 10% notes that amortize monthly until October 1999. The proceeds of these loans were used to purchase new equipment in 1994. Robert and Lester Martin owe the Company $74,791 on a mortgage that amortizes until 1999.

NOTE 7 - COMPENSATED ABSENCES

         Employees of the company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service and other factors. The Company's policy is not to accrue compensated absences.

NOTE 8 - 401K PLAN

         On February 1, 1995 the Company instituted a 401k savings and retirement plan. All employees are eligible to participate in the plan if they have completed one year of service and attained age 21 as of February 1, 1995. The employee contributes from 2% to 15% of compensation up to IRS limitations to the plan and the Company matches the participant's contribution not to exceed 6% of compensation.

NOTE 9 - CONCENTRATION OF CREDIT RISK

         At June 30, 1998, the Company had $485,313 on deposit with Key Bank of Maine. The Federal Deposit Insurance Corporation insures depositors for the first $100,000 in any one bank.

NOTE 10 - SUBSEQUENT EVENT

          Substantially all of the assets and liabilities of the Company were acquired by a subsidiary of Allied Devices Corporation on July 8, 1998.

                       ATLANTIC PRECISION PRODUCTS, INC.

                       SCHEDULES OF MANUFACTURING OVERHEAD
                     AND SELLING AND ADMINISTRATIVE EXPENSES
                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                                         1998              1997
                                                      -----------       -----------
MANUFACTURING OVERHEAD
Depreciation                                          $   421,729       $   390,000
Equipment Rental                                            2,672               428
Group Insurance                                            62,443            42,934
Occupancy and Utilities                                   220,506           154,109
Fringe Benefits                                           101,014           107,220
Shop Supplies and Tooling                                 179,179           221,258
Subcontracts                                              252,849           361,306
                                                      -----------       -----------
     TOTAL MANUFACTURING OVERHEAD                     $ 1,240,392       $ 1,277,255
                                                      ===========       ===========



SELLING AND ADMINISTRATIVE EXPENSES
Auto and Travel Expense                               $    16,711       $    15,342
Commissions Paid                                           20,700            20,700
Insurance                                                  19,410            29,158
Office and Administrative Expense                          39,916            19,221
Fringe Benefits                                            33,201            27,029
Professional Fees                                          60,177            13,812
Salaries and Wages                                        306,260           219,190
Taxes                                                       4,480             2,931
Telephone                                                  12,650             8,905
Other                                                       7,236             4,255
                                                      -----------       -----------
     TOTAL SELLING AND ADMINISTRATIVE EXPENSE         $   520,741       $   360,543
                                                      ===========       ===========




                                  See Accountants' Report

                                        June 11, 1998

Board of Directors
Atlantic Precision Products, Inc.
Box 426
Biddeford, Maine  04005



This letter is to confirm our understanding of the terms and objectives of our engagement and the nature and limitations of the services we will provide.

We will perform the following services:

1. We will review the balance sheet of Atlantic Precision Products, Inc. as of June 30, 1998, and the related statements of income, retained earnings, and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. We will not perform an audit of such financial statements, the objective of which is the expression of an opinion regarding the financial statements taken as a whole, and, accordingly, we will not express such an opinion on them. A review does not contemplate obtaining an understanding of the internal control structure or assessing control risk, tests of accounting records and responses to inquiries by obtaining corroborating evidential matter, and certain other procedures ordinarily performed during an audit. Thus, a review does not provide assurance that we will become aware of all matters that would be disclosed in an audit. Our engagement cannot be relied upon to disclose errors, irregularities, or illegal acts, including fraud or defalcations, that may exist. However, we will inform you of any material errors that come to our attention and any irregularities or illegal acts that come to our attention, unless they are clearly inconsequential.

      Our report on the financial statements is presently expected to read as follows:

            We have reviewed the accompanying balance sheet of Atlantic Precision Products, Inc. as of June 30, 1998 and 1997, and the related statements of income, retained earnings, and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Atlantic Precision Products, Inc.


                                   -Continued-

Atlantic Precision Products
June 11, 1998
Page Two



            A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

            Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

      If, for any reason, we are unable to complete our review of your financial statements, we will not issue a report on such statements as a result of this engagement.

2. We will assist your bookkeeper in adjusting the books of accounts and in drafting financial statements for our review. Your bookkeeper will provide us with a detailed trial balance and any supporting schedules we require.

Our fees for these services will be at our normal billing rates. We will bill you shortly after providing you with the aforementioned financial statements and our terms are net thirty days. A late fee of 1-1/2% per month of the outstanding balance will be charged after thirty days.

We shall be pleased to discuss this letter with you at any time. If the foregoing is in accordance with your understanding, please sign the copy of this letter in the space provided and return it to us.

                                              Sincerely,


                                              ---------------------------------

Acknowledged:

Atlantic Precision Products, Inc.


------------------------------------------
Signature and Title


------------------------------------------
Date

                             ATLANTIC PRECISION PRODUCTS, INC.
                                         BOX 425
                                  BIDDEFORD, MAINE  04005

                                                                   July 15, 1998

Simensky and Thomson, CPA's
P.O. Box 760
Saco, Maine 04072

In connection with your review of the balance sheet and related statements of income, retained earnings and cash flows of Atlantic Precision Products, Inc. as of June 30, 1998, and for the six months then ended for the purpose of expressing limited assurance that there are no material modifications that should be made to the statements in order for them to be in conformity with generally accepted accounting principles, we confirm, to the best of our knowledge and belief, the following representations made to you during your review.

1. The financial statements referred to above present the financial position, results of operations, and cash flows of Atlantic Precision Products, Inc. in conformity with general accounting principles. In that connection, we specifically confirm that....

      a. The Company's accounting principles, and the practices and methods followed in applying them, are as disclosed in the financial statements.

      b. There have been no changes during the six months ended June 30, 1998, in the Company's accounting principles and practices.

      c. We have no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

      d. There are no material transactions that have not been properly reflected in the financial statements.

      e. There are no material losses (such as from obsolete inventory or purchase or sales commitments) that have not been properly accrued or disclosed in the financial statements.

      f. There are no violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency, and there are no other material liabilities or gain or loss contingencies that are required to be accrued or disclosed.

      g. The Company has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged.

      h. There are no related party transactions or related amounts receivable or payable that have not been properly disclosed in the financial statements.

Simensky and Thomson, CPA's
July 15, 1998
Page Two

      i. We have complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

      j. No events have occurred subsequent to the balance sheet date that would require adjustment to, or disclosure in, the financial statements.

2. We have advised you of all actions taken at meetings of stockholders, board of directors, and committees of the board of directors (or other similar bodies, as applicable) that may affect the financial statements.

3. We have responded fully to all inquiries made to us by you during your review.



                                        -----------------------------------
                                        Signature & Title

                            ALLIED DEVICES CORPORATION

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

                                  INTRODUCTION

                  On July 8, 1998, the Company acquired effectively all of the assets, properties, business and rights of, and assumed specified liabilities of, Atlantic Precision Products, Inc., a Maine corporation ("Atlantic"), through a wholly owned subsidiary of the Registrant (APPI, Inc., a Delaware corporation, hereinafter "APPI") formed for that purpose. The acquisition was consummated pursuant to the terms of an Asset Purchase Agreement and certain other agreements as reported in the Company's previous filing on Form 8-K. The acquisition was accounted for as a purchase, whereby the assets acquired were recorded at fair values.

                  The Registrant funded the cash consideration for the asset purchase from a new credit facility with Chase Manhattan Bank ("Chase"). This new credit facility includes a $6.25 million term loan, a $10 million revolving credit facility, and an increase to the existing equipment lease line from $2 million to $3.2 million. The cash consideration for the acquisition was $7,237,500, of which $6,250,000 was provided by the term loan and $987,500 was drawn from the revolving credit facility. Refinancing of assumed term debt in the amount of $1,230,000 was completed by drawing against the Company's equipment lease line. Chase was awarded warrants to purchase 125,000 shares of the Registrant's common stock at a price of $2.00 per share for a term of 5 years as part of the consideration for opening this new credit facility.

                  The accompanying unaudited pro forma condensed consolidated statements of operations and balance sheet ("Pro Forma Income Statements" and "Pro Forma Balance Sheet", respectively) illustrate the effects of the acquisition on the Company's results of operations and balance sheet. The Pro Forma Income Statements for the year ended September 30, 1997 are based on the historical audited statements of operations of the Company and Atlantic for the years ended September 30, 1997 and December 31, 1997, respectively, and assume that the acquisition took place October 1, 1996. The Pro Forma Income Statements for the nine months ended June 30, 1998 are based on the historical unaudited statements of operations of the Company and Atlantic for the nine months ended June 30, 1998. The Pro Forma Balance Sheet as of June 30, 1998 is based on the historical unaudited balance sheet of the Company as of June 30, 1998 combined with the projected effects of: (1) accounting for the assets purchased and liabilities assumed pursuant to the Asset Purchase Agreement, and (2) accounting for the securities and indebtedness issued to finance the Closing of the Asset Purchase Agreement.

                  The Pro Forma Income Statements are not intended to be indicative of the actual results of the acquisition in the future and should be read in connection with the historical financial statements of the Company and of Atlantic.

COMBINED PRO-FORMA INCOME STATEMENT
ALLIED DEVICES AND ATLANTIC PRECISION FOR YEAR ENDED 9/30/97

                                 ALLIED DEVICES       ATLANTIC
                                   YEAR ENDED        YEAR ENDED
                                    9/30/97           12/31/97         ADJUSTMENTS    NOTES      PRO FORMA

NET SALES                         $ 16,215,931     $   9,439,346     $          -              $ 25,655,277

COST OF SALES                     $ 10,298,766     $   6,073,939     $   (193,109)      1      $ 16,179,596

GROSS PROFIT                      $  5,917,165     $   3,365,407     $    193,109              $  9,475,681

S G & A EXPENSE                   $  4,022,326     $     804,145     $    246,330     1,2,3    $  5,072,801

INCOME FROM OPERATIONS            $  1,894,839     $   2,561,262     $    (53,221)             $  4,402,880

INTEREST EXPENSE (NET)            $    203,956     $      62,813     $    729,478       4      $    996,247

INCOME BEFORE TAXES               $  1,690,883     $   2,498,449     $   (782,699)             $  3,406,633
TAXES ON INCOME                   $   (629,000)    $     (53,087)    $   (585,172)      5      $ (1,267,259)
NET INCOME                        $  1,061,883     $   2,445,362     $ (1,367,871)             $  2,139,374

EARNINGS PER SHARE:
  BASIC                                  $0.23                                                        $0.44
  FULLY DILUTED                          $0.21                                                        $0.40

WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING
  BASIC                              4,609,942                            250,000       6         4,859,942
  FULLY DILUTED                      5,088,630                            266,892       6         5,355,522


COMBINED PRO-FORM INCOME STATEMENT
Allied Devices and Atlantic Precision for 9 months ended 6/30/98

                                 ALLIED DEVICES       ATLANTIC        ADJUSTMENTS    NOTES      PRO FORMA

NET SALES                         $13,165,992      $ 6,212,097                                 $19,378,089

COST OF SALES                     $ 8,795,877      $ 4,029,636       $   (182,981)      1      $12,642,532

GROSS PROFIT                      $ 4,370,115      $ 2,182,461       $    182,981              $ 6,735,557

TOTAL S,G,& A                     $ 2,989,820      $   754,781       $    205,682     1,2,3    $ 3,950,283

INCOME FROM OPERATIONS            $ 1,380,295      $ 1,427,680       $    (22,701)             $ 2,785,274

INTEREST EXP                      $   150,061      $    68,457       $    525,761       4      $   744,279

Pre-Tax Income                    $ 1,230,234      $ 1,359,223       $   (548,462)             $ 2,044,995
Taxes                             $  (445,345)     $   (76,261)      $   (217,234)      5      $  (738,840)
Net Income                        $   784,889      $ 1,282,962       $   (765,696)             $ 1,302,155

EPS
  Basic                           $      0.17                                                  $       0.27
  Diluted                         $      0.17                                                  $       0.26

Shares Outstanding
  Basic                             4,634,850                             250,000       6         4,884,850
  Diluted                           4,697,550                             266,892       6         4,964,442

                            ALLIED DEVICES CORPORATION
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

NOTE A:  BASIS OF PRESENTATION

                  Reference is made to the "Introduction" to these Pro Forma Income Statements.

NOTE B:  PRO FORMA ADJUSTMENTS

(1) ADJUSTMENTS TO DEPRECIATION, attributable to re-valuation of fixed assets to fair value in accordance with the Asset Purchase Agreement and accounting for the acquisition as a purchase; and reclassification of depreciation on office equipment from Cost of Sales to Administrative Expense. Actual depreciation amounts have been adjusted as follows:

                                         Year ended         Nine months
                                           9/30/97         ended 6/30/98
                                         ----------        -------------
Depr'n removed from Cost of Sales per
   Atlantic's statements                  $805,863            $642,412

Depr'n added to Cost of Sales per new
   schedule based on fair value           $612,754            $459,431

Depr'n added to S,G&A per new
   schedule based on fair value           $ 51,342            $ 38,506

(2) ADJUSTMENTS TO AMORTIZATION, attributable to the excess of the net cost of assets acquired over their fair value (Goodwill amortized over 15 years):

                                          $192,101            $144,075

(3) RECLASSIFICATION OF MISCELLANEOUS INCOME/EXPENSE to Administrative Expense, from "Other Income/Expense" on Atlantic's books, and elimination of "Other Income":

Added to Administrative Expense           $  1,933            $      0
Elimination of Other Income               $    954            $ 23,101
Removed from Other Income/Expense         $ (1,933)           $      0

(4) ADJUSTMENTS TO INTEREST EXPENSE, attributable to elimination of Atlantic's historical interest expense and to financing of the acquisition, made up of $1,230,000 at 8.00% in a senior revolving line of credit; $6,250,000 in senior term notes at 8.50%; and $1,300,000 of new equipment leases at 8.50%, and deferred financing costs (Deferred Financing Costs) amortized over 5.5 years as follows:

Interest Expense from new financing          $740,150           $555,113
Elimination of Atlantic historical interest  $(60,880)          $(68,457)
Amortization of deferred financing costs     $ 52,141           $ 39,106

(5) ADJUSTMENT TO INCOME TAX EXPENSE, attributable to the elimination of Atlantic's historical tax expense as a Sub-S corporation and application of Allied Devices' actual rate of 37.2% in fiscal 1997 and 36.2% in fiscal 1998:

                                             $585,172           $217,234

(6) ADJUSTMENT TO SHARES OUTSTANDING, attributable to the issuance of stock to the Seller and to the issuance of warrants to a financial institution:

Additions to basic shares outstanding              250,000            250,000
Additions to fully diluted shares outstanding      266,892            266,892


                      CONSOLIDATED PRO FORMA BALANCE SHEET
         Allied Devices and Atlantic Precision as of 6/30/98 (Unaudited)


                                   6/30/98         6/30/98        Adjustments                 6/30/98
                                   Allied           APPI          Anticipated                 Combined
                                                                   from Deal      Notes      Pro Forma
                                ------------    ------------     ------------     -----     -----------
Balance Sheet

Current Assets:
  Cash                          $    190,323    $    485,313     $   (417,862)      1       $    257,774
  Accts Receivable              $  2,318,317    $    576,604                                $  2,894,921
  Mtge Receivable               $         -     $     52,000     $    (52,000)      2       $         -
  Inventory                     $  7,200,885    $  1,200,597                                $  8,401,482
  Prepaid Expense               $    514,024    $     21,450                                $    535,474
  Deferred Taxes                $     41,000    $         -                                 $     41,000
  Total Current Assets          $ 10,264,549    $  2,335,964     $   (469,862)              $ 12,130,651

Net Fixed Assets                $  2,477,039    $  2,671,895     $  2,492,500       3       $  7,641,434

Goodwill                        $     81,128    $         -      $  2,881,503       4       $  2,962,631
Long-Term Asset                 $         -     $         -      $    286,776       4       $    286,776
Other Assets                    $     50,605    $     77,643     $    (77,643)      2       $     50,605

Total Assets                    $ 12,873,321    $  5,085,502     $  5,113,274               $ 23,072,097


Current Liabilities:
  Accts Payable                 $  1,388,255    $    309,393     $    (20,668)      2       $  1,676,980
  Current Portion LTD           $    307,973    $    423,726     $     95,603       5       $    827,302
  Total Current Liabs           $  1,696,228    $    733,119     $     74,935               $  2,504,282

Long Term Debt                  $  3,120,276    $  1,087,827     $  7,302,895       5       $ 11,510,998
Obligations to Seller           $         -     $         -      $    500,000       6       $    500,000
Deferred Taxes                  $    175,000    $         -                                 $    175,000

Total Liabilities               $  4,991,504    $  1,820,946     $  7,877,830               $ 14,690,280

Stockholders' Equity
  Common Stock                  $      4,698    $      2,000     $     (1,750)      7       $      4,948
  Paid-in Capital               $  2,636,471    $     80,863     $    418,887       7       $  3,136,221
  Retained Earnings             $  5,240,648    $  3,683,193     $ (3,683,193)      7       $  5,240,648
  Gross                         $  7,881,817    $  3,766,056     $ (3,266,056)              $  8,381,817
  less: Treasury Stock          $         -     $   (501,500)    $    501,500       7       $         -
Total Equity                    $  7,881,817    $  3,264,556     $ (2,764,556)              $  8,381,817

Total Liabs & Equity            $ 12,873,321    $  5,085,502     $  5,113,274               $ 23,072,097


                          Allied Devices Corporation
           Notes to Pro Forma Condensed Consolidated Balance Sheet
                                  (Unaudited)

Note A:  Basis of Presentation

              Reference is made to the "Introduction" to this Pro Forma Balance Sheet.

Note B:  Pro Forma Adjustments

(1) Adjustments to cash, attributable to elimination of assets excluded from asset purchase and addition of cash from financing:

         Elimination of excluded asset                      $  (485,313)
         Addition of cash from financing                    $    67,451

(2) Adjustment to Various Accounts, attributable to elimination of assets excluded and certain liabilities not assumed from the asset purchase:

         Elimination of current portion excluded asset      $   (52,000)
         Elimination of long-term excluded asset            $   (77,643)
         Elimination of accounts payable                    $   (20,668)

(3) Adjustment to Fixed Assets, attributable to re-valuing assets to fair value and elimination of excluded assets:

         Re-valuation of fixed assets to fair value         $ 2,568,661
         Elimination of excluded assets                     $   (76,161)

(4) Adjustments to Intangible Assets, attributable to excess of cost over fair value of assets acquired (net) and costs associated with completion of the acquisition and its financing:

         Goodwill                                           $ 2,881,503
         Deferred Financing Costs                           $   286,776

(5) Adjustments to Debt, attributable to elimination of excluded liabilities, refinancing of other liabilities, and financing of the acquisition:


         Current Portion of Long Term Debt:
         ----------------------------------
         Elimination of excluded liabilities                $   (126,503)
         Pay-off of Atlantic current debt                   $   (297,223)
         New leases, current portion                        $    219,329
         New term note, current portion                     $    300,000

         Long Term Debt:
         ---------------
         Elimination of excluded liabilities                $   (149,897)
         Payoff of Atlantic debt                            $   (937,930)
         New leases                                         $  1,080,671
         Additions to revolving credit line                 $  1,360,051
         New term note                                      $  5,950,000

(6) Addition of Potential Obligations to Seller, attributable to guarantee by the Company of minimum realizable price for shares issued to
Seller:

         Guarantee related to Seller's common stock         $    500,000

(7) Adjustments to Stockholders' Equity, attributable to elimination of equity accounts from Atlantic's books and issuance of shares to Seller:

         Elimination of Atlantic's accounts                 $(3,264,556)
         Issuance of 250,000 shares to Seller               $   500,000


(8) INCLUSION OF POTENTIAL EARN-OUT OBLIGATIONS TO SELLER is made hereby by reference. As part of the Asset Purchase Agreement, the Seller will earn as additional consideration for the assets acquired an amount equal to 60.2% of calculated EBITDA for each of the first three years following the closing. Because any amounts that may become due to Seller under this earn-out provision are entirely contingent upon future performance, no amount has been included in this balance sheet. If and as the Seller does earn additional consideration, it will be booked at that time as a cash payment to Seller, as notes to Seller, and as additional Goodwill.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALLIED DEVICES CORPORATION

                                            By:
                                               -------------------------------
                                               Name:  Mark Hopkinson
                                               Title: Chairman of the Board

Dated: September 21, 1998

                               Index to Exhibits

Exhibit
Number                           Description
-------                          -----------

 2(a). Asset Purchase Agreement by and among APPI, Inc., as Purchaser, Atlantic Precision Products, Inc., as Seller, and Robert Martin, as Shareholder dated as of July 7, 1998. (This Agreement was filed with the Current Report on Form 8-K filed July 23, 1998)

 2(b). Loan Agreement by and between The Chase Manhattan Bank, Allied Devices Corporation, APPI, Inc., and Empire Tyler Corporation, dated July 7, 1998. (This credit agreement is filed herewith as part of this Form 8-K/A, Amendment No. 1 to Current Report.)

  23.           Consent of Simensky & Thomson.